Exhibit 99.2

Designated Filer:  Warburg Pincus Private Equity IX, L.P.

Issuer and Ticker Symbol:  Inspire Pharmaceuticals, Inc. [ISPH]

Date of Event Requiring Statement:  August 10, 2009

JOINT FILERS’ NAMES AND ADDRESSES

1.   Name:    Warburg Pincus IX LLC

Address: c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

2.   Name:    Warburg Pincus Partners LLC

Address: c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

3.   Name:    Warburg Pincus LLC

Address: 450 Lexington Avenue

New York, NY 10017

4.   Name:    Warburg Pincus & Co.

Address: c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

5.   Name:    Charles R. Kaye

Address: c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

6.   Name:    Joseph P. Landy

Address: c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017